Exhibit 99.1

CONSENT TO BE NAMED AS DIRECTOR NOMINEE

In connection with the filing by Exxel Pharma Inc, a Colorado corporation (the “Company”) of its Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to be named as a nominee to the board of directors of the Company in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this Consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: April 23, 2025